Exhibit 32.1

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of WGNB Corp. (the “Company”) on Form 10-K for the year ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, L. Leighton Alston, President, Chief Executive Officer and Director of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 22, 2005

/s/ L. Leighton Alston

L. Leighton Alston
President, Chief Executive Officer and
Director (Principal Executive Officer)